Calculation of Filing Fee Tables
S-3
NNN REIT, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value	457(o)	25,000,000	$ 47.29	$ 1,182,250,000.00	0.0001381	$ 163,268.73
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,182,250,000.00		$ 163,268.73
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,897.00
			Net Fee Due:						$ 150,371.73
Offering Note
[1]	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Registrant's common stock, $0.01 par value per share ("Common Stock"), as reported on the New York Stock Exchange on July 31, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	NNN REIT, Inc.	S-3	333-273605	08/03/2023		$ 12,897.00	Equity	Common Stock, $0.01 par value	2,750,942	$ 117,025,073.00
Fee Offset Sources		NNN REIT, Inc.	S-3	333-273605		08/03/2023						$ 37,746.36
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	An aggregate of 17,500,000 shares of Common Stock were previously registered under the prospectus supplement filed by the Registrant on August 3, 2023 and the registration statement on Form S-3 (File No. 333-273605) filed by the Registrant on August 2, 2023, of which a total of 2,750,942 shares of Common Stock remain unsold. Pursuant to Rule 457(p) under the Securities Act, the registration fee due hereunder is offset by the amount of the filing fees attributable to such unsold shares. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,182,250,000.00. The prospectus is a final prospectus for the related offering.